Dolat Ventures Inc.
(An Exploration Stage Company)
Pro Forma Balance Sheets
As of August 31, 2009 (unaudited)

	(unaudited) Dolat Ventures	(unaudited) Dove Diamonds	Proforma combining adjustments	Proforma combined totals
ASSETS				
Current assets				
Cash	2,945	1,000		3,945
Prepaid expenses	125			125
Total current assets	3,070	1,000	-	4,070
Total assets	3,070	1,000	-	4,070
LIABILITIES & STOCKHOLDER EQUITY				
Liabilities				
Current liabilities				
Accounts payable and accrued liabilities	-			-
Related party advances payable (Note 1)	33,182	-		33,182
Total Current Liabilities	33,182	-	-	33,182
Total Liabilities	33,182	-	-	33,182
STOCKHOLDERS' DEFICIT				-
Common stock	6,600	0		6,600
Additional paid in capital	22,400	1,000		23,400
Deficit addumulated during the exploration stage	(59,112)			(59,112)
Total stockholders' deficit	(30,112)	1,000	-	(29,112)
Total liabilites and stockholders' deficit	3,070	1,000	-	4,070

Note 1. As of August 31, 2009 the Company received $33,182 from associates of the Company's management. These advances are unsecured and non-interest bearing.

Dolat Ventures Inc.
(An Exploration Stage Company)
Pro Forma Balance Sheets
As of February 28, 2009

	(unaudited) Dolat Ventures	(unaudited) Dove Diamonds	Proforma combining adjustments	Proforma combined totals
ASSETS				
Current assets				
Cash	3,597	1,000		4,597
Prepaid expenses	1,400			1,400
Total current assets	4,997	1,000	-	5,997
Total assets	4,997	1,000	-	5,997
LIABILITIES & STOCKHOLDER EQUITY				
Liabilities				
Current liabilities				
Accounts payable and accrued liabilities	298			298
Related party advances payable (Note 2)	24,660	-		24,660
Total Current Liabilities	24,958	-	-	24,958
Total Liabilities	24,958	-	-	24,958
STOCKHOLDERS' DEFICIT				-
Common stock	6,600	0		6,600
Additional paid in capital	22,400	1,000		23,400
Deficit addumulated during the exploration stage	(48,961)			(48,961)
Total stockholders' deficit	(19,961)	1,000	-	(18,961)
Total liabilites and stockholders' deficit	4,997	1,000	-	5,997

Note 2. As at February 28, 2009 the Company received $24,660 from associates of the Company's management. These advances are unsecured and non-interest bearing.

Dolat Ventures Inc.

(An Exploration Stage Company)

Pro Forma Statement of Operations

For the Six months ended August 31, 2009 (unaudited)

	(unaudited) Dolat Ventures	(unaudited) Dove Diamonds	Proforma combining adjustments	Proforma combined totals
Expenses				
Mineral property expenditures	155.00			155.00
General and administrative	3,558.00	0.00	0.00	3,558.00
Professional fees	6,438.00	0.00	0.00	6,438.00
Net loss	-10,151.00	0.00	0.00	-10,151.00
Net loss per share - basic and diluted	$ (0.002)	$ -		$ (0.002)
Weighted average shares outstanding - basic and dilutes	6,600,000	250	-250	6,600,000

Dolat Ventures Inc.
(An Exploration Stage Company)
Pro Forma Statement of Operations
For the Year ended Februarty 28, 2009 (unaudited)

	(unaudited) Dolat Ventures	(unaudited) Dove Diamonds	Proforma combining adjustments	Proforma combined totals
Expenses				
Mineral property expenditures	4,237.00			4,237.00
General and administrative	9,179.00	0.00	0.00	9,179.00
Professional fees	27,378.00	0.00	0.00	27,378.00
Net loss	-40,794.00	0.00	0.00	-40,794.00
Net loss per share - basic and diluted	$ (0.01)	$ -	$ -	$ (0.01)
Weighted average shares outstanding - basic and dilutes	6,600,000	250	-250	6,600,000